Exhibit 10.7

Dated 30 July 2014

ZEUS ONE MARINE LLC

as Borrower

and

ABN AMRO BANK N.V.

as Lender

FIRST SUPPLEMENTAL AGREEMENT

relating to

a Loan Agreement dated 10 February 2011

Index

Clause		Page
1	Interpretation	1
2	Agreement of the Lender	3
3	Conditions Precedent	3
4	Representations and Warranties	4
5	Amendments to Loan Agreement	4
6	Further Assurances	7
7	Expenses	8
8	Notices	8
9	Miscellaneous	8
10	Law and Jurisdiction	8
Execution Page		9

THIS AGREEMENT is made on 30 July 2014

PARTIES

(1)	ZEUS ONE MARINE LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands, MH96960 as borrower (the “Borrower”); and

(2)	ABN AMRO BANK N.V., whose registered address is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (the “Lender”).

BACKGROUND

(A)	By a loan agreement dated 10 February 2011 made between (i) the Borrower and (ii) the Lender (the “Loan Agreement”), the Lender agreed to advance to the Borrower an aggregate amount not exceeding (originally) US$31,500,000 upon the terms and conditions therein contained of which US$ 22,700,000 is outstanding as at the date hereof.

(B)	This Agreement sets out the terms and conditions upon which the Lender shall give its consent to the Borrower’s request to continue to make available the loan facility under the Loan Agreement (as defined below) including, without limitation, each of the Collateral Owners granting their respective Collateral Guarantee and the other relevant Collateral Vessel Security Documents, each in favour of the Lender.

OPERATIVE PROVISIONS

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement (including the recitals) unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

“Additional Security Documents” means the Collateral Vessel Security Documents and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and “Additional Security Document” means any one of them.

“Agreed Form” means, in relation to any document, that document in the form approved in writing by the Lender.

“Collateral General Assignments” means, in respect of each Collateral Vessel, a second priority deed of assignment of, inter alia, the Insurances, Earnings, Charters, Initial Charter and Requisition Compensation in respect of the Collateral Vessels in favour of the Lender, in the Agreed Form, and “Collateral General Assignment” means any of them.

“Collateral Guarantees” means the guarantee and indemnity granted or to be granted by each of the Collateral Owners in favour of the Lender, in the Agreed Form, and “Collateral Guarantee” means any one of them.

“Collateral Manager’s Undertakings” means, in respect of each Collateral Vessel, a second priority letter of undertaking executed by each Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the Manager serving as the

Manager of that Collateral Vessel, subordinating its rights against that Collateral Vessel and the relevant Collateral Owner to the rights of the Lender under any of the Finance Documents and, in the case of Technomar Shipping Inc. (as technical manager), assigning its right, title and interest in the Insurances, each in favour of the Lender, in the Agreed Form, and “Collateral Manager’s Undertaking” means any one of them.

“Collateral Mortgages” means, in respect of each Collateral Vessel, the second priority statutory mortgage over the Collateral Vessels together with a deed of covenants collateral thereto, each in favour of the Lender, in the Agreed Form, and “Collateral Mortgage” means any one of them.

“Collateral Owners” means Platon, Rea, Kronos and Socrates and “Collateral Owner” means any one of them.

“Collateral Vessels” means the Platon Vessel, the Rea Vessel, the Kronos Vessel and the Socrates Vessel and “Collateral Vessel” means any one of them.

“Collateral Vessel Security Documents” means, together, the Collateral Guarantees, the Collateral Mortgages, the Collateral General Assignments and the Collateral Manager’s Undertakings and “Collateral Vessel Security Document” means any one of them.

“Effective Date” means the date on which the Lender confirms to the Borrower in writing substantially in the form set out in Schedule 1 that all the conditions precedent in Clause 3 have been satisfied, which confirmation the Lender shall be under no obligation to give if an Event of Default or a Default shall have occurred.

“First Supplemental Agreement” means the supplemental agreement to the Loan Agreement entered or to be entered into by and between the Lender and the Borrower.

“Kronos” means Kronos Marine LLC, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands, MH96960.

“Kronos Vessel” means the 1997-built 5,500 TEU Panamax container carrier vessel having the name “OOCL NETHERLANDS” with IMO number 9143075 and everything now or in the future belonging to it on board and ashore, currently registered under the flag of Hong Kong in the ownership of Kronos.

“Platon” means Platon Marine LLC, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands, MH96960.

“Platon Loan” means the principal amount for the time being outstanding under the Platon Loan Agreement.

“Platon Loan Agreement” means the loan agreement dated 29 November 2011 (as amended and supplemented, from time to time) and made between (i) Platon, Rea, Kronos and Socrates (as joint and several borrowers), (ii) ABN Amro Bank N.V. (“ABN”) and others (as lenders), (iii) ABN (as agent) and (iv) ABN (as security agent) in respect of a loan facility of (originally) up to $91,371,000.

“Platon Vessel” means the 1996-built 5,500 TEU Panamax container carrier vessel having the name “JAPAN” with IMO number 9102306 and everything now or in the future belonging to it on board and ashore, currently registered under the flag of Hong Kong in the ownership of Platon.

“Rea” means Rea Marine LLC, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands, MH96960.

“Rea Vessel” means the 1997-built 5,500 TEU Panamax container carrier vessel having the name “SINGAPORE” with IMO number 9143063 and everything now or in the future belonging to it on board and ashore, currently registered under the flag of Hong Kong in the ownership of Rea.

“Security Parties” means the Borrower, the Guarantor, the Pledgor, the Managers, the Collateral Owners and any other person who may at any time during the Facility Period be liable for, or provide security for, all or part of the Indebtedness, and “Security Party” means any one of them.

“Socrates” means Socrates Marine LLC, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands, MH96960.

“Socrates Vessel” means the 1996-built 5,500 TEU Panamax container carrier vessel having the name “OOCL BRITAIN” with IMO number 9102318 and everything now or in the future belonging to it on board and ashore, currently registered under the flag of Hong Kong in the ownership of Socrates.

1.3	Application of construction and interpretation provisions of Loan Agreement

All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Agreement as if it were set out in full.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender

The Lender agrees, subject to and upon the terms and conditions of this Agreement, to the Borrower’s request as set out in Recital (B) and to the other amendments of the Loan Agreement and the Finance Documents as set out in Clause 5.

2.2	Borrower’s agreement and confirmation

The Borrower agrees and confirms that the Loan Agreement and the Finance Documents to which it is a party shall remain in full force and effect and the Borrower shall remain liable under the Loan Agreement and the Finance Documents to which it is a party for all obligations and liabilities assumed by it thereunder despite the amendments to the Loan Agreement in this Agreement, as if all references in any of the Finance Documents to the Loan Agreement (howsoever described) were references to the Loan Agreement as amended and supplemented by this Agreement.

2.3	Agreement of Creditor Parties

The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

The agreement of the Lender contained in Clause 2.1 of this Agreement shall be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to it and its legal advisers the following documents and evidence on or before the Effective Date:

(a)	copies of the constitutional documents of each of the Collateral Owners together with such other evidence as the Lender may reasonably require that such party is duly formed in its country of formation and remains in existence with power to enter into, and perform its obligations under this Agreement and the Additional Security Documents to which it is or is to become a party including, without limitation, a certificate of formation and/or good standing (as applicable) in respect of each Collateral Owner and the Borrower;

(b)	a certificate of a duly authorised officer of the Borrower and each Collateral Owner certifying that each copy document relating to it specified in sub-Clauses (a) (in respect of the Collateral Owners), (c) and (d) of this Clause 3 is correct, complete and in full force and effect as at a date not later than the date of this Agreement and setting out the names of the directors, officers and shareholders of such Security Party and the proportion of shares held by each shareholder;

(c)	copies of resolutions of the sole member and directors of the Borrower and each Collateral Owner authorising the execution of this Agreement and the Additional Security Documents to which it is a party;

(d)	a notarised and legalised power of attorney of the Borrower and each Collateral Owner under which this Agreement and the Additional Security Documents to which it is a party and any documents required pursuant to such Agreement and Additional Security Documents are to be executed by that Security Party;

(e)	a duly executed original of this Agreement and each of the Additional Security Documents duly executed by the parties to it together with all other documents required by any of them;

(f)	evidence that the process agent referred to in clause 21.5 of the Loan Agreement has accepted its appointment as agent for service of process in relation to any proceedings before the English courts in connection with this Agreement and the Additional Security Documents; and

(g)	such documents and evidence as the Lender shall require in relation to the Collateral Owners (if any) based on applicable laws and regulations and the Lender’s own internal guidelines, relating to the Lender’s knowledge of its customer.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrower represents and warrants to the Lender that the representations and warranties in clause 11 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT

5.1	Specific amendments to Loan Agreement

With effect from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by inserting in clause 1.1 thereof (in the applicable alphabetical order) the definitions of “Additional Security Documents”, “Agreed Form”, “Collateral General Assignments”,

“Collateral Guarantees”, “Collateral Manager’s Undertakings”, “Collateral Mortgages”, “Collateral Owners”, “Collateral Vessels”, “Collateral Vessel Security Documents”, “First Supplemental Agreement”, “Kronos”, “Kronos Vessel”, “Platon”, “Platon Loan”, “Platon Loan Agreement”, “Platon Vessel”, “Rea”, “Rea Vessel”, “Socrates” and “Socrates Vessel” set out in Clause 1.2 of this Agreement;

(b)	by amending the references to the “Borrower” and the “Vessel” in the definitions of “Charters”, “Charterer”, “Earnings”, “Insurances”, “ISM Company”, “ISPS Company”, “ISSC”, “Management Agreements”, “Managers”, “Market Value”, “Requisition Compensation”, “SMC”, “SMS” and “Total Loss” in clause 1.1 thereof to include reference also to the Collateral Owners and their respective Collateral Vessels (as the context may require) and all clauses in the Loan Agreement referring to such definitions to be made applicable to the Collateral Owners and the Collateral Vessels (as the context may require);

(c)	by deleting the definition of “Initial Charter” in clause 1.1 thereof and replacing it with the following definition:

““Initial Charters” means (a) in respect of the Vessel, a time charter or other contract of employment in respect of the Vessel dated 27 October 2010 entered into between the Borrower and the relevant Initial Charterer for a period of duration of not less than 24 months at a daily rate of hire of $24,700 on the terms and subject to the conditions of which the Borrower has chartered the Vessel to the relevant Initial Charterer and (b) in respect of each Collateral Vessel, a time charter or other contract of employment dated 2 November 2011 entered into between each Collateral Owner and the relevant Initial Charterer for an initial period of duration of not less than 36 months at a net daily rate of hire of $28,144 on the terms and subject to the conditions of which each Collateral Owner has chartered its Collateral Vessel to the relevant Initial Charterer, and ‘Initial Charter’ means any one of them.”;

(d)	by deleting the definition of “Initial Charterer” in clause 1.1 thereof and replacing it with the following definition:

““Initial Charterer” means (a) in respect of the Vessel, CMA CGM of Marseille, France and (b) in respect of each Collateral Vessel, Orient Overseas Container Line Limited of Hong Kong, and ‘Initial Charterer’ means any one of them.”;

(e)	by amending the definition of “Security Documents” in clause 1.1 thereof to include the Collateral Vessel Security Documents and including reference to each of the Additional Security Documents under clause 10.1 thereof;

(f)	by deleting the definition of “Security Parties” in clause 1.1 thereof and replacing it with the following definition:

““Security Parties” means, together, the Borrower, the Guarantor, the Pledgor, the Managers, the Collateral Owners and any other person who may at any time during the Facility Period be liable for, or provide security for, all or part of the Indebtedness, and ‘Security Party’ means any one of them.”;

(g)	by deleting clause 10.13 thereof and replacing it as follows:

(h)

10.13 Additional security If at any time the aggregate of the Market Value of the Vessel and the Collateral Vessels (less at any relevant time the amount of the aggregate Market Value of the Collateral Vessels which is needed to satisfy the minimum security cover test in clause 10.13 of the Platon Loan Agreement) and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Lender (in the case of other charged assets), and determined by the Lender in its discretion (in all other cases)) for the time being provided to the Lender under this

Clause 10.13 is less than one hundred and thirty three per cent (133%) of the Loan then outstanding during the Facility Period the Borrower shall, within ten (10) Business Days of the Lender’s request, at the Borrower’s option:

10.13.1	pay to the Lender or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Lender as additional security for the payment of the Indebtedness; or

10.13.2	give to the Lender other additional security in amount and form acceptable to the Lender in its discretion; or

10.13.3	prepay the amount of the Loan which will ensure that the aggregate of the Market Value of the Vessel and the Collateral Vessels (determined as aforesaid) plus the value of any such remaining additional security is at least equal to or greater than the percentage required under Clause 10.13.

Clauses 5.3 (Reborrowing), 6.2.3 (Voluntary prepayment of Loan) and 6.4 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.13 and the value of any additional security provided shall be determined as stated above.”;

(i)	by construing clause 8 (Indemnities), 10.11 (General application of moneys), 10.12 (Application of moneys on sale or Total Loss), 12.1.4, 12.4 (Vessel undertakings), 13.1.15 (Loss of Vessel), 13.1.16 (Challenge to registration), 13.1.17 (War), 13.1.19 (Termination of Initial Charter) and 13.1.20 (Change of management) thereof and references to the “Borrower” or the “Vessel” (and all other relevant definitions as the context may require) in such clauses to extend also to include reference to the “Collateral Owners” and the “Collateral Vessels” respectively (and all other relevant definitions as the context may require);

(j)	by construing the procurement obligation of the Borrower in respect of the “Guarantor” in clauses 12.3.6 (Merger), 12.3.13 (No dividends), 12.3.17 (No change in ownership or control) and 12.3.18 (No cross-default) thereof to extend also to each of the “Collateral Owners” and in respect of clause 12.3.18, the threshold amount in respect of each of the Collateral Owners shall be $1,000,000;

(k)	by including the words “or of a Collateral Owner” after the words “any Financial Indebtedness of the Borrower” in clause 13.1.4 (Cross default) thereof;

(l)	by including the words “or of a Collateral Owner” after all references to “or the Guarantor” in clause 13.1.8 (Change in ownership or control of the Borrower or the Guarantor) thereof;

(m)	by including the words “or a Collateral Owner” and “or a Collateral Guarantee” after the words “The Guarantor” and “the Guarantee respectively” in clause 13.1.18 (Notice of termination) thereof; and

(n)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to the Finance Documents

With effect on and from the Effective Date, the Finance Documents shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by construing references throughout each of the Finance Documents to “this Agreement” or the Loan Agreement (howsoever defined) to the Loan Agreement as amended and supplemented by this Agreement;

(b)	by amending the definition of any term defined in any of the Finance Documents, to the extent necessary, to reflect the amendments to the Loan Agreement made in this Agreement.

5.3	Documents to remain in full force and effect

The Loan Agreement and all other Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Loan Agreement and the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc

The Borrower shall and shall procure that each of the Security Parties shall:

(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to such Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Encumbrance or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Lender may specify the terms of any document to be executed by any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The relevant Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action

At the same time as any Security Party delivers to the Lender any document executed under Clause 6.1(a), that Borrower shall procure that that Security Party shall also deliver to the Lender such evidence as the Lender may require in relation to the due authorisation and execution by that Security Party of such documentation.

7	EXPENSES

Indemnities and Fees

The provisions of clause 8 (Indemnities) and clause 9 (Fees) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

The provisions of clause 17 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	MISCELLANEOUS

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Agreement and any non-contractual obligations arising in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 21 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

EXECUTION PAGE

BORROWER

EXECUTED as a DEED	)
by ZEUS ONE MARINE LLC	)
acting by Filanthi Katsafadou	)
its duly authorised attorney-in-fact	)
attorney-in-fact in the presence of:	)	/s/ Filanthi Katsafadou

/s/ Jessica Lever

Jessica Lever

Watson, Farley & Williams

348 Syngrou Avenue

Kallithea 176 74

Athens – Greece

Trainee Solicitor

LENDER

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by Vassiliki Georgopoulos	)
its duly authorised attorney in fact	)
attorney-in-fact in the presence of:	)	/s/ Vassiliki Georgopoulos

/s/ Jessica Lever

Jessica Lever

Watson, Farley & Williams

348 Syngrou Avenue

Kallithea 176 74

Athens – Greece

Trainee Solicitor

SCHEDULE 1

FORM OF EFFECTIVE DATE NOTICE

To:	Zeus One Marine LLC

3-5 Menandrou Street

14561 Kifisia

Athens, Greece

Fax:+ 30 210 8084224

[●] 2014

Dear Sirs

We refer to the supplemental and release agreement (the “Supplemental Agreement”) dated [●] April 2014 made between, amongst others, (i) yourselves as Borrower and (ii) ourselves, as Lender.

Words and expressions defined in the Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm [that the conditions precedent in Clause 3 of the Supplemental Agreement have been fulfilled and] that [accordingly] the Effective Date is [●] 2014.

Yours faithfully

for and on behalf of

ABN AMRO BANK N.V.

COUNTERSIGNED this day 30th of July 2014 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Security Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

/s/ Georgios Giouroukos	/s/ Theodoros Baltatzis
Georgios Giouroukos	Theodoros Baltatzis
Director/Chief Executive officer	Director/Vice-President/Treasurer
for and on behalf of	for and on behalf of
POSEIDON CONTAINERS HOLDINGS INC.	TECHNOMAR SHIPPING INC.

/s/ Dimitrios Tsiaklaganos
Dimitrios Tsiaklaganos
Sole Director/President
for and on behalf of
CONCHART COMMERCIAL INC.